UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2024 (March 21, 2024)

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

(888) 646-5205

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on September 22, 2023, Workhorse Group Inc. (the “Company”) received a written notice from the Listing Qualifications Department of Nasdaq Stock Market (“Nasdaq”) indicating that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, the Company was no longer in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”).

On March 21, 2024, the Company received written notification from the Listing Qualifications Department of Nasdaq (the “Extension Notice”), granting the Company’s request for a 180-day extension to regain compliance with the Bid Price Requirement. The Company now has until September 16, 2024, to meet the Bid Price Requirement. If at any time prior to September 16, 2024, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Company will regain compliance with the Bid Price Requirement.

The Extension Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market and does not affect the Company’s reporting requirements with the Securities and Exchange Commission. If the Company does not regain compliance with the Bid Price Requirement during the additional 180-day extension, Nasdaq will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful.

The Company has evaluated various options for regaining compliance with the Bid Price Requirement and determined to seek the approval of its stockholders of a reverse split of the outstanding shares of its common stock at a ratio between 1-for-10 and 1-for-20 (the “Proposed Reverse Split”) at the Company’s scheduled May 14, 2024 Annual Meeting of Stockholders (the “Annual Meeting”). There can be no assurance that the Proposed Reverse Split will be approved or that if approved, the Proposed Reverse Split will allow the Company to regain compliance with the Bid Price Requirement. Accordingly, the Company continues to consider alternatives for regaining compliance with the Bid Price Requirement. There can be no assurance that the Company will regain compliance with the Bid Price Requirement during the additional 180-day compliance period ending September 16, 2024 or maintain compliance with any other Nasdaq listing requirement.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of federal securities laws with respect to the Company. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: our ability to cure any deficiencies in compliance with the Bid Price Requirement or maintain compliance with other Nasdaq Listing Rules; our ability to obtain stockholder approval of the Proposed Reverse Split and the ability of the Proposed Reverse Split to allow us to regain compliance with the Bid Price Requirement; our ability to ultimately obtain additional relief to regain compliance from Nasdaq, if necessary, or to meet applicable Nasdaq requirements for any such relief; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters. While we are planning to take actions to address non-compliance with the Bid Price Requirement, and have at least 180 days to do so, there can be no assurance that compliance will be achieved. Such non-compliance or a delisting from Nasdaq would materially and adversely affect our ability to raise capital and our financial condition and business. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Additional Information And Where to Find It

In connection with the Annual Meeting scheduled for May 14, 2024, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and intends to file a definitive proxy statement with the SEC that will be mailed to its stockholders. This communication is not a substitute for any proxy statement or other document that the Company may file with the SEC in connection with the Annual Meeting. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT, AMONG OTHER THINGS, THE PROPOSED REVERSE SPLIT AND THE RISKS ASSOCIATED WITH THE PROPOSED REVERSE SPLIT. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (as and when available) from the SEC’s website at www.sec.gov, or by directing a request by mail to Workhorse Group Inc., 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241, and on the Company’s website at ir.workhorse.com.

Participants in the Solicitation

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, the Company, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by the Company. Information regarding the Company’s directors and executive officers and their respective interests is contained in the Company’s preliminary proxy statement in connection with the Annual Meeting, which was filed with the SEC on March 22, 2024. You may obtain these documents without charge from the SEC’s website at www.sec.gov, or by directing a request to the Company at the address above, and on the Company’s investor relations website at ir.workhorse.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: March 22, 2024	By:	/s/ James D. Harrington
	Name: Title:	James D. Harrington General Counsel, Chief Compliance Officer and Secretary